Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report of Integrated Security Systems, Inc. on Form 10-K as of and for the year ended June 30, 2008 of our report dated October 13, 2008 included in the Registration Statements of Integrated Security Systems, Inc. on Form S-3 (File No. 33-89218) and on Form S-8 (File No. 33-59870-S and File No. 333-76558).

/s/ WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

September 30, 2009